Exhibit 10.7

Zhengzhou Esunny Information Technology Co., Ltd
System operation service contract

Party A: Zhongyang Securities Limited
Address:
Tel:
Fax:

Party B: Zhengzhou Esunny Information Technology Co., Ltd
Address:
Zip code:
Tel:
Fax:

In accordance with the Contract Law of the People’s Republic of China and other laws and regulations, and in accordance with the principle of “long-term cooperation and common development” and through friendly consultation, both parties have reached the following contract for Party B to provide Party A with the “Esunny International Financial Derivatives Trading and Analysis System” and its operating services:

If the following terms appear in this contract, unless specifically stated, their meaning is in accordance with the following terms:

1.	Esunny International Financial Derivatives Trading Analysis platform V3.0 (referred to as ” Esunny International V3.0”): to provide customers with external trading, including trading, settlement, counter, risk control and other functions.

2.	Software system: including applications that provide global trading services to customers, as well as operating systems, databases, monitoring software and other applications required to support the operation of the application.

3.	Hardware environment: refers to the hardware environment that supports the operation of the Esunny International V3.0. These include:

1）	Server equipment and network equipment required to run the software system.

2）	Dedicated lines for cross-border transactions.

3）	Network environment connect to brokers.

4）	Customer access to the Internet.

5）	Basic environment of server room.

I.	Description of the Contract

1.	Party A hosted: 1 set “Esunny International V3.0” Software in Party B’s server room.

2.	Software installation: 2/F, TKOIAC, 22 Chun Cheong Street, Tseung Kwan 0 Industrial Estate, N.T.

II.	Payment Content, Time

1.	Payment content: the cost is “annual operation service charge “, the total amount is 450,000 HKD / year (Four hundred and fifty thousand Hong Kong dollars). Including no more than 20 U(1KVA) cabinet space in Hong Kong server room and no more than 20 UC1KVA) cabinet space in Shanghai server room. The starting date of charging is the operating date of Party A’s equipment, which shall not exceed 30 working days from the date of signing the contract.

2.	Payment time: Party A shall complete payment within 15 days after the signing of the contract.

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III.	Service Content

In accordance with the provisions of this contract and other relevant contracts or documents, Party A shall keep its own servers and supporting network, monitoring and other equipment for futures trading in the cabinets designated by Party B and install the required operating systems and databases and monitoring procedures and other software environment, Party B provides Party A with system operation services. Cabinet slot used by Party A XX U; the cabinet label is XX XXU-XXU). Hardware environment and indicators include the following:

1.	Network environment

1)	Cross-border trading lines.

2)	Exchange and broker network: CME 、ADM 、 Capital、 GHF 、Phillip.

3)	Internet: Hong Kong shares 30 M of Internet exports, Shanghai shares 60 M、30 M of Internet exports each.

4)	Trusteeship area LAN management.

5)	Network equipment management, hardware environment, performance consumption, interface flow environment monitoring of Hong Kong server room, Shanghai server room trunk core router, switch and other equipment (CPU 、 memory, fan, power supply, temperature, interface state, interface flow, interface packet loss rate, interface state, bandwidth utilization).

2.	Transaction System Operations Services

1)	System configuration management: including broker gateway, transaction services, settlement services configuration file manual modification part.

2)	System daily start and shut down: set up automatically start and shut down for transaction service, broker gateway service and front-end service, ensure that each background service module starts according to the normal process. And check the status of each service module after startup.

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3)	System status check: Checking database backup, disk space size, CPU and memory performance, the running status of each service module at each trading day.

4)	Database backup: backup database on time. In addition to manual backup as an auxiliary means, all system data also perform automatic backup.

5)	System changes: upgrade and update the program for managed trading system.

6)	Log management: the important log files are copied to the backup machine manually or automatically for backup management. If there are problems with related customers, Esunny will collect logs for further analyzing and checking.

IV.	Rights and Obligations of Party A

1.	Party A shall abide by the relevant laws and administrative regulations of the State and shall not use the trusteeship equipment to engage in illegal and criminal acts such as endangering state security and divulging state secrets. If Party A is in violation of relevant laws, regulations and administrative rules, Party B has the right to require Party A to rectify, and Party A must correct immediately and use all services in a lawful manner.

2.	Party A commitments to use and run the “Esunny International V3.0” strict compliance with Party B’s system workflow and system operation requirements, and strictly abide by Party B’s relevant regulations and requirements.

3.	Party A commitments not to use the “Esunny International V3.0” and the hardware environment provided by Party B for any work other than those stipulated in this contract under any circumstances. At the termination of this contract, the right to use the Esunny International V3.0” is automatically cancelled.

4.	Party A shall complete the managed equipment’s integrated solution design and implementation deployment independently, and shall be responsible for the operation and maintenance of the managed equipment to ensure its safe and stable operation, and shall not affect the normal operation of Party B’s equipment and network.

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5.	During the validity of the contract, if Party A needs Party B to provide services or related support under the terms of this contract, Party A shall submit a written application to Party B and carry out the relevant work in consultation with Party B.

6.	For the network access environment provided by Party B, Party A can only be used for the transaction service of Party A’s customers and Party A’s own management access. Party A shall not use the network channel provided by Party B to carry out illegal operations or violate the regulations of the regulatory authority for any purpose, in any name or in any way.

7.	Maintenance basic data of “Esunny International V3.0” system (including customer information, market information, variety information, rate parameter information, etc.) and daily settlement processes shall be completed by Party A, and Party B may provide guidance and assistance as required.

8.	Party A has the obligation to organize suitable and sufficient operation and maintenance personnel to participate in all kinds of training provided by Party B on the “Esunny International V3.0”, which including but not limited to business and system operation. And to ensure that the operation and maintenance personnel can smoothly contact 7*24 hours.

Party A designates the operation and maintenance contact department as the technical department, the responsible person is Du Yiliang,24 hours contact telephone number is 18521744168. If the person in charge or its contact information changes, Party A shall inform Party B in time, otherwise Party A shall be responsible for the adverse consequences or losses arising therefrom.

9.	Party A shall not engage in any act that damages or may prejudice the rights, qualifications and benefits of Party B or other third-party’s intellectual products. If Party B is subject to any claim or prosecution for Party A’s reasons, Party A shall make full compensation. At the same time, the signing of this contract shall not be interpreted as the transfer or award of intellectual property rights by Party B to Party A. The terms and conditions stipulated in this article shall remain in force after the expiration or termination of this contract.

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V.	Rights and Obligations of Party B

1.	Provide safe and applicable cabinet storage space for Party A’s hardware equipment, and ensure the safety of hardware equipment.

2.	Cooperate with Party A to carry out network construction and equipment integration and commissioning, and assist Party A to contact the exchange and start the network testing.

3.	Party B is responsible for the daily maintenance of “Esunny International V3.0” and its hardware environment. Party B shall ensure that the “Esunny International V3.0” hardware environment has specialist stuff on duty during the trading time.

4.	Party B server room equipped with special duty telephone, to ensure working hours (Monday 8:00 to Saturday 6:00) line open. Party B designates the software service department as Party A’s daily operation contact department to ensure 5*24 hours smooth contact.

5.	Party B has the right to upgrade and adjust the “Esunny International V3.0”. Party B shall notify Party A within 5 working days before the these acts, and Party A shall provide necessary cooperation and assistance.

6.	Provide necessary support and cooperation for Party A to organize emergency drills, remote login and maintenance, and technical personnel to enter the server room.

VI.	Change and Rescission of the Contract

A supplementary contract may be signed after friendly consultation between the two parties for matters not mentioned in this contract or for changes to the original agreement. The supplementary contract, signed and approved by both parties, shall be regarded as part of this contract and shall have the same effect.

Both parties agree that this contract and supplementary contract can be terminated after consensus. If one party defaults on the other party, the other party shall have the right to terminate this contract and claim compensation.

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VII.	Confidentiality Provisions

Whether or not the term of this contract expires or changes or terminates, without the written permission of the other party, neither party shall provide or disclose to a third party information and information relating to the other party’s business, with the exceptions provided by law.

VIII.	Liability for Breach of Contract

1.	If Party A is late to pay the contract amount, Party B shall notify Party A to pay it within a reasonable time limit. If Party A is overdue for payment for more than one month, Party B shall have the right to terminate this contract unilaterally and require Party A to withdraw the lease in advance and compensate for the service expenses during the overdue period.

2.	Unless otherwise specified in this contract or otherwise agreed in writing by both parties to the contract, if either party needs to terminate this contract, a written notice of termination shall be given to the other party three months in advance, the contract shall be terminated three months after the date of the written notice of termination, and the parties shall settle all expenses incurred in accordance with article 2 of this contract within 15 working days from the date of termination of the contract. Otherwise, the other party shall have the right to require the party who proposes to terminate the contract to pay 30% of the total maintenance expenses payable from the date of early termination of this contract to the expiration of this contract as liquidated damages within 10 working days.

IX.	Limitation of Liability

1.	Both parties shall not be liable for breach of contract if force majeure (including: war, natural disasters, major epidemic diseases, government actions, policy and legal changes, accidental equipment or network or software failures, etc.) results in the failure or failure of either party to perform or fully perform the relevant obligations under this contract. But the party in the event of force majeure shall inform the other party of the situation within a reasonable and shortest time after the occurrence of force majeure and provide proof of the relevant department. Within a reasonable time after the elimination of force majeure, one or both parties shall continue to perform the contract.

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2.	In view of the particularity of computer and Internet, the delay and interruption of service caused by factors that Party B can not control, such as operator line failure or technical adjustment, are not Party B’s breach of contract, and Party B is not liable.

3.	In any case, Party B shall not bear any liability for any indirect, incidental or special losses of Party A, and Party B shall not be liable for disputes between Party A and any third-party.

4.	Based on the unpredictable occurrence of transaction risk and hardware and software failure, Party A understands and agrees that, regardless of the circumstances, the liquidated damages and damages paid by Party B to Party A under this contract shall not exceed 10% of the operating service charge of this fee cycle paid by Party A to Party B during the contract period.

X.	Dispute Resolution

1.	In case of dispute arising from this contract, both parties shall settle the dispute through friendly negotiation or mediation.

2.	All disputes and disputes in the execution of this contract shall be settled by negotiation between Party A and Party B. If the negotiation fails, it can also be resolved through legal procedures. The place of litigation is the location of Party B.

XI.	Duration of the contract

1.	This contract shall be valid for 2 years and shall take effect from the date of signature and seal of the legal representative or authorized representative of both parties.

2.	This contract is in four copies, each party holds two copies. Four contracts have the same legal effect.

3.	The annex to this contract has the same legal effect as this contract.

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Party A: Zhong Yang Securities limited	Party B: Zhengzhou Esunny Information Technology Co., Ltd.

Representative:	Representative:

/authorized signature and seal/	/authorized signature and seal/

DATE	DATE

December 13, 2016	December 13, 2016

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